Exhibit E.3

Lima, January 23, 2005

The Republic of Peru

Ministry of Economy and Finance

Jr. Junín, 319 - Lima 1

Peru

Ladies and Gentlemen:

We have acted as legal counsel to the Ministry of Economy and Finance of the Republic of Peru (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (No. 333-122052), as amended (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), of US$500,000,000 aggregate principal amount of the Republic’s 7.35% U.S. Dollar-Denominated Global Bonds due 2025 (the “Bonds”), as a further issuance of the 7.35% U.S. Dollar-Denominated Global Bonds due 2025 originally issued on July 19, 2005.

In arriving at the opinion expressed below, we have reviewed the following:

i)	the Registration Statement and the related prospectus included in the Registration Statement, as supplemented by the prospectus supplement, dated December 12, 2005, as first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act;

ii)	the Fiscal Agency Agreement, dated as of February 6, 2003, as amended by Amendment No. 1 thereto, dated as of November 21, 2003 and Amendment No. 2 thereto, dated as of October 14, 2004 (as amended, the “Fiscal Agency Agreement”) between the Republic and JPMorgan Chase Bank, National Association, as fiscal agent;

iii)	a copy of the Bonds in global form, as executed by the Republic;

iv)	all relevant provisions of the Political Constitution of the Republic of Peru of 1993, in particular Article 75, and all relevant laws, decrees and acts of the Republic under which the issuance of the Bonds has been authorized, included but not limited to the following:

1.	National Indebtedness System General Law, Law No. 28563;

2.	Annual Indebtedness Law of the Public Sector for the Fiscal Year 2005, Law No. 28423;

3.	Supreme Decree No. 162-2005-EF of the President of the Republic, in force as of December 3, 2005;

4.	Ministerial Resolution No. 642-2005-EF/75 of the Ministry of Economy and Finance of the Republic, in force as of December 12, 2005;

5.	Ministerial Resolution No. 643-2005-EF/75 of the Ministry of Economy and Finance of the Republic, in force as of December 12, 2005;

6.	Ministerial Resolution No. 644-2005-EF/75 of the Ministry of Economy and Finance of the Republic, in force as of December 12, 2005; and,

v)	all such other documents, instruments and rules as we have deemed to be necessary as a basis for the opinion hereinafter expressed.

In this opinion letter we refer to the documents referred to in paragraphs (i), (ii) and (iii) above as the “Agreements”.

In considering the documents listed above, we have assumed (1) the genuineness of all signatures thereto, and the authenticity of all documents sent to us as originals and the conformity with authentic original documents of all documents submitted to us as copies; (2) the power and authority of all parties other than the Republic to enter into, execute and deliver the Agreements; and (3) that all of the parties to the Agreements other than the Republic are duly organized and validly existing.

It is our opinion that under and with respect to the present laws of the Republic, the Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Republic’s Post-Effective Amendment No. 3 to the Registration Statement and to the use of the name of Estudio Rubio, Leguía, Normand y Asociados, under the caption “Validity of the Bonds” in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

We are Attorneys-at-Law in the Republic and we do not express or imply any opinion with respect to laws of any country or jurisdiction other than the Republic.

Very truly yours,

ESTUDIO RUBIO, LEGUÍA, NORMAND Y ASOCIADOS

/s/ JUAN GARCÍA MONTÚFAR	/s/ RAFAEL PUIGGROS
Juan García Montúfar	Rafael Puiggros

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